                                                                     EXHIBIT 5.1

                [Letterhead of Haarmann, Hemmelrath & Partner]


INTERSHOP Communications AG
Amsinckstrasse 57-59

20097 Hamburg



                                                                   24 March 2000



Ladies and Gentlemen,

We have acted as German corporate counsel for INTERSHOP Communications AG, a German stock corporation (Aktiengesellschaft) (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form F-1 (Registration No. 333-32034) (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 500,000 ordinary no-par bearer shares of the Company, 435,000 of which are to be issued out of the Company's authorized capital (the "New Shares") and 65,000 of which will be made available by an existing shareholder (the "Existing Shares") (the New Shares and the Existing Shares collectively referred to as the "Shares").

24 March 2000
- 2 -

In arriving at the opinion below we have examined the following documents:

(a)   the Company's articles of association (Satzung) as of June 21, 1999;

(b) an excerpt no. HRB 67465 from the commercial register at the municipal court (Amtsgericht) of Hamburg (the "Commercial Register") regarding the Company as of March 15, 2000;

(c) the certificate of incorporation, dated April 23, 1998 regarding the foundation of the Company (UR-No. 934/1998 of the Hamburg Notary Public Dr. Axel Pfeifer);

(d) protocols of the stockholders' meetings (Hauptversammlungen) of the Company held on May 26, June 23, July 7 and July 14, 1998 and June 21, 1999 (UR-Nos. 1187/1998 of the Hamburg Notary Public Dr. Til Braeutigam, 1482/1998 of the Hamburg Notary Public Dr. Axel Pfeifer, 1639/1998 of the Hamburg Notary Public Dr. Axel Pfeifer, 1741C/1998 of the Munich Notary Public Dr. Heinz Korte and 1183/1999 of the Hamburg Notary Public Dr. Axel Pfeifer);

(e) subscription certificate (Zeichnungsschein) signed by Mr. Wilfried Beeck on June 22, 1998;

(f) the resolution by the Company's supervisory board (Aufsichtsrat) of June 21, 1999 approving the post formation and share contribution agreement of June 22, 1998; and

(g) the resolutions by the Company's management and supervisory board adopted on March 8 and 13, 2000, respectively, regarding the issuance of 435,000 new shares out of the Company's authorized capital I (the "Resolutions").

In rendering this opinion, we have assumed

(a)   the genuineness of all signatures;

(b) the authenticity of all agreements, certificates, instruments and documents submitted to us as originals;

(c) conformity to the originals of all agreements, certificates, instruments and documents submitted to us as copies;

24 March 2000
- 3 -


(d) that (i) all persons who executed documents referred to hereinabove were, and (ii) all persons who will execute the documents referred to hereinafter will be, capable (geschaftsfahig) to, and had or will have, as the case may be, the power (vertretungsberechtigt) to, enter into legal transactions;

(e)   that prior to the issuance of the New Shares

      (i) Credit Suisse First Boston AG ("CSFB AG") acting on behalf of the underwriters listed in the Section "Underwriting" of the Registration Statement (the "Underwriters") (x) will have subscribed in duplicate for the New Shares substantially in the form attached as Exhibit A and (y) will have paid 25 per cent of the total issue price (Ausgabebetrag), i.e. (EURO)108,750 at the management board's free disposal (zur freien Verfugung) in accordance with the Resolutions; and

      (ii) the capital increase contemplated by the Resolutions will have been duly filed with, and entered in, the Commercial Register pursuant to Sections 203, 188, 36, 36a, and 37 of the German Stock Corporation Act (Aktiengesetz); and

(f) that after the issuance of the New Shares CSFB AG will have paid to the company the remaining 75 per cent of the total issue price; i. e.
      (EURO)326,250 and the proceeds from the sale of the New Shares.

Based on the foregoing, we are of the opinion that the Existing Shares have been, and when issued and delivered to CSFB AG in accordance with the above-mentioned assumptions the New Shares will be, validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the Federal Republic of Germany.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

24 March 2000
- 4 -

This opinion refers to the laws, statutes, documents, agreements, certificates, registrations etc. as referred above and as of the date hereof. We do not assume any liability to amend or update our opinion or to inform or to give notice in connection with any change in the legal situation or with any change of facts.

Yours sincerely,


Haarmann, Hemmelrath & Partner

Enclosure
---------

                                                                       Exhibit A
                                                                       ---------

                               Zeichnungsschein


Durch Beschluss der Hauptversammlung der Gesellschaft vom 23. Juni/7. Juli 1998, geandert durch Beschlusse der Hauptversammlungen vom 14. Juli 1998 und 21. Juni 1999, ist der Vorstand fur den Zeitraum bis zum 9. August 2003 ermachtigt, das Grundkapital der Gesellschaft mit Zustimmung des Aufsichtsrats einmalig oder mehrmalig um bis zu insgesamt (EURO)1.500.000 durch Ausgabe von bis zu 1.500.000 neuen, auf den Inhaber lautenden Stuckaktien gegen Bareinlagen zu erhohen. Der Vorstand ist ermachtigt, das Bezugsrecht der Aktionare mit Zustimmung des Aufsichtsrats auszuschliessen, sofern die neuen Aktien zu einem Ausgabebetrag ausgegeben werden, der den Borsenpreis nicht wesentlich unterschreitet. Uber den Inhalt der jeweiligen Aktienrechte und die sonstigen Bedingungen der Aktienausgabe entscheidet der Vorstand mit Zustimmung des Aufsichtsrats. Die Beschlusse sind am 10. August 1998 und 12. August 1999 in das bei dem Amtsgericht Hamburg gefuhrte Handelsregister unter HRB 67 465 eingetragen worden.

Unter teilweiser Ausnutzung der vorstehend wiedergegebenen Ermachtigung hat der Vorstand der Gesellschaft am 8. Marz 2000 mit Zustimmung des Aufsichtsrats der Gesellschaft vom 13. Marz 2000 beschlossen, das Grundkapital der Gesellschaft von (EURO)17.004.212 um (EURO)435.000 auf (EURO)17.439.212 durch Ausgabe von
435.000 neuen auf den Inhaber lautenden Stuckaktien mit einem rechnerischen Anteil am Grundkapital von je (EURO)1,00 je Aktie (die "Neuen Aktien") gegen Bareinlagen zu erhohen.

Der Ausgabebetrag fur die Neuen Aktien wird auf (EURO)1 je Neuer Aktie festgelegt, wobei auf die Einlage gemass (S) 36a Abs. 1 AktG zunachst nur ein Viertel des geringsten Ausgabebetrages in Hohe von (EURO)0,25 je Aktie zu erbringen ist. Die Neuen Aktien sind vom Beginn des Geschaftsjahres 2000 an gewinnberechtigt.

Das Bezugsrecht der Aktionare wurde ausgeschlossen und Credit Suisse First Boston Aktiengesellschaft ist zur Zeichnung und Ubernahme der neuen Aktien gegen Bareinlage zugelassen worden.

Hiermit zeichnet und ubernimmt Credit Suisse First Boston Aktiengesellschaft

                                    435.000
                (in Worten: vierhundertfunfunddreissigtausend) neue, auf den Inhaber lautende Stuckaktien mit einem rechnerischen Anteil am Grundkapital von (EURO)1 je Aktien zum Ausgabebetrag von (EURO)1
(Gesamtausgabebetrag (EURO)435.000).

Auf den Gesamtausgabebetrag haben wir auf das Konto der Gesellschaft Nr. 2588 960 00 bei der Commerzbank AG, Jena, einen Teilbetrag in Hohe von (EURO)0,25 je Aktie, mithin (EURO)108.750 eingezahlt. Credit Suisse First Boston Aktiengesellschaft ist verpflichtet, die noch ausstehende Einlage in Hohe von
(EURO)0,75 je Aktie sowie den Plazierungsmehrerlos an die Gesellschaft auszukehren.

Die vorstehende Zeichnung wird unverbindlich, wenn die Durchfuhrung der Kapitalerhohung nicht bis zum 31. Dezember 2000 in das Handelsregister eingetragen worden ist.

[Ort], den __. Marz 2000



---------------------------------------------       ---------------------------------------------
[Name]                                              [Name]
Credit Suisse First Boston Aktiengesellschaft       Credit Suisse First Boston Aktiengesellschaft

                               Zeichnungsschein
                    (Zweitschrift fur das Handelsregister)


Durch Beschluss der Hauptversammlung der Gesellschaft vom 23. Juni/7. Juli 1998, geandert durch Beschlusse der Hauptversammlungen vom 14. Juli 1998 und 21. Juni 1999, ist der Vorstand fur den Zeitraum bis zum 9. August 2003 ermachtigt, das Grundkapital der Gesellschaft mit Zustimmung des Aufsichtsrats einmalig oder mehrmalig um bis zu insgesamt (EURO)1.500.000 durch Ausgabe von bis zu 1.500.000 neuen, auf den Inhaber lautenden Stuckaktien gegen Bareinlagen zu erhohen. Der Vorstand ist ermachtigt, das Bezugsrecht der Aktionare mit Zustimmung des Aufsichtsrats auszuschliessen, sofern die neuen Aktien zu einem Ausgabebetrag ausgegeben werden, der den Borsenpreis nicht wesentlich unterschreitet. Uber den Inhalt der jeweiligen Aktienrechte und die sonstigen Bedingungen der Aktienausgabe entscheidet der Vorstand mit Zustimmung des Aufsichtsrats. Die Beschlusse sind am 10. August 1998 und 12. August 1999 in das bei dem Amtsgericht Hamburg gefuhrte Handelsregister unter HRB 67 465 eingetragen worden.

Unter teilweiser Ausnutzung der vorstehend wiedergegebenen Ermachtigung hat der Vorstand der Gesellschaft am 8. Marz 2000 mit Zustimmung des Aufsichtsrats der Gesellschaft vom 13. Marz 2000 beschlossen, das Grundkapital der Gesellschaft von (EURO)17.004.212 um (EURO)435.000 auf (EURO)17.439.212 durch Ausgabe von
435.000 neuen auf den Inhaber lautenden Stuckaktien mit einem rechnerischen Anteil am Grundkapital von je (EURO)1,00 je Aktie (die "Neuen Aktien") gegen Bareinlagen zu erhohen.

Der Ausgabebetrag fur die Neuen Aktien wird auf (EURO)1 je Neuer Aktie festgelegt, wobei auf die Einlage gemass (S) 36a Abs. 1 AktG zunachst nur ein Viertel des geringsten Ausgabebetrages in Hohe von (EURO)0,25 je Aktie zu erbringen ist. Die Neuen Aktien sind vom Beginn des Geschaftsjahres 2000 an gewinnberechtigt.

Das Bezugsrecht der Aktionare wurde ausgeschlossen und Credit Suisse First Boston Aktiengesellschaft ist zur Zeichnung und Ubernahme der neuen Aktien gegen Bareinlage zugelassen worden.

Hiermit zeichnet und ubernimmt Credit Suisse First Boston Aktiengesellschaft

                                    435.000
                 (in Worten: vierhundertfunfunddreissigtausend)

neue, auf den Inhaber lautende Stuckaktien mit einem rechnerischen Anteil am Grundkapital von (EURO)1 je Aktien zum Ausgabebetrag von (EURO)1
(Gesamtausgabebetrag (EURO)435.000).

Auf den Gesamtausgabebetrag haben wir auf das Konto der Gesellschaft Nr. 2588 960 00 bei der Commerzbank AG, Jena, einen Teilbetrag in Hohe von (EURO)0,25 je Aktie, mithin (EURO)108.750 eingezahlt. Credit Suisse First Boston Aktiengesellschaft ist verpflichtet, die noch ausstehende Einlage in Hohe von
(EURO)0,75 je Aktie sowie den Plazierungsmehrerlos an die Gesellschaft auszukehren.

Die vorstehende Zeichnung wird unverbindlich, wenn die Durchfuhrung der Kapitalerhohung nicht bis zum 31. Dezember 2000 in das Handelsregister eingetragen worden ist.

[Ort], den __. Marz 2000



---------------------------------------------       ---------------------------------------------
[Name]                                              [Name]
Credit Suisse First Boston Aktiengesellschaft       Credit Suisse First Boston Aktiengesellschaft